UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2008

Alion Science and Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

(i) Separation Agreement and General Release with Leroy R. Goff, III

In connection with Mr. Goff’s retirement, which was previously disclosed in a current report on Form 8-K filed on October 24, 2008, Alion Science and Technology Corporation (the "Company") and Mr. Goff entered into a Separation Agreement and General Release (the "Goff Agreement") dated as of October 23, 2008. The Goff Agreement supersedes the Employment Agreement between the Company and Mr. Goff dated June 28, 2007 (the "Goff Employment Agreement"), as amended, except as provided in the Goff Agreement. Pursuant to the Goff Agreement, Mr. Goff’s status as a full-time employee with the Company ceased effective October 24, 2008, and Mr. Goff will remain an adjunct employee with the Company in an untitled position until October 24, 2009 (the "Separation Date"), providing such services to the Company as it may reasonably request. In addition, the Goff Agreement provides, among other things, for the following: (i) continued receipt of Mr. Goff’s current prorated annual base salary through the Separation Date; (ii) payment of $13,145.00 representing all amounts due for vested and prorated unvested stock appreciation rights; (iii) a bonus payment in the amount of $160,000.00 payable on or before December 15, 2008 in accordance with the terms of the Goff Employment Agreement; (iv) severance payments in the aggregate amount of $1,883,991.00; (v) payment of all outstanding accrued paid time off; (vi) payment for medical and dental benefits pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for the amount that exceeds the amount of premium payable by Mr. Goff immediately prior to his retirement up until the earlier of the end of the first month in which Mr. Goff is no longer eligible for COBRA or 18 months after October 24, 2008; (vii) a general release by Mr. Goff of claims he has or may have had against the Company; (viii) specified obligations on Mr. Goff’s part relating to noncompetition, nonsolicitation of Company employees and clients and maintenance of Company confidential information; and (ix) continuation of certain employee benefits through the Separation Date.

(ii) Settlement Agreement and General Release with John M. Hughes

In connection with Mr. Hughes’s resignation, which was previously disclosed in a current report on Form 8-K filed on February 21, 2008, the Company and Mr. Hughes entered into a Settlement Agreement and General Release (the "Hughes Agreement") dated as of October 24, 2008. The Hughes Agreement supersedes the Employment Agreement between the Company and Mr. Hughes dated June 28, 2007, as amended, except as provided in the Hughes Agreement. Mr. Hughes terminated employment with the Company effective August 15, 2008. The Hughes Agreement provides, among other things, for the following: (i) settlement payments in the aggregate of $3,000,000.00; (ii) payment for medical and dental benefits pursuant to the provisions of COBRA for the amount that exceeds the amount of premium payable by Mr. Hughes immediately prior to his resignation up until the earlier of the end of the first month in which Mr. Hughes is no longer eligible for COBRA or 18 months after[February 15, 2008; and (iii) a mutual general release by the Company and Mr. Hughes of all claims against each other. In addition, as provided in the Hughes Agreement, Mr. Hughes will continue to be subject to specified obligations relating to noncompetition, nonsolicitation of Company employees and clients and maintenance of Company confidential information as set forth in the Separation Agreement and General Release dated April 25, 2008 between Mr. Hughes and the Company, which is filed as Exhibit 10.45 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology Corporation

October 31, 2008	By:	James C. Fontana

Name: James C. Fontana
Title: Senior Vice President, General Counsel and Secretary